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                                                                   EXHIBIT 1.(c)


                                    FORM OF
                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                        LIQUIDITY FUND FOR THRIFTS, INC.


        1. Pursuant to Section 2-604 of the Maryland General Corporation Law, Liquidity Fund for Thrifts, Inc. (the "Corporation") desires to amend its Articles of Incorporation as hereinafter set forth.

        2. The Corporation hereby amends Article II of its Articles of Incorporation to change the Fund's name to "Asset Management Fund for Savings Institutions, Inc.", so that, as so amended, Article II reads in its entirety as follows:

                                   ARTICLE II

                         The name of the corporation (hereinafter called the
                "Corporation") is: Asset Management Fund for Savings Institutions, Inc.

        3. The Corporation hereby amends Article V of its Articles of Incorporation by amending the second sentence of Section 1(a) thereof to change the designations of its classes of common stock known as "Short-Term Portfolio Shares" and "Intermediate-Term Portfolio Shares" to "Short-Term Liquidity Portfolio Shares" and "Intermediate-Term Liquidity Portfolio Shares", respectively, so that, as so amended, such sentence reads as follows:

                 The Shares are initially divided into two classes, one consisting of 5,000,000,000 "Short-Term Liquidity Portfolio Shares" and one consisting of 1,000,000,000 "Intermediate-Term Liquidity Portfolio Shares" (the class of Short-Term Liquidity Portfolio Shares and the class of Intermediate-Term Liquidity Portfolio
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                 Shares, together with any further class or classes of Shares from time to time created by the Board of Directors, being herein referred to individually as a "Class" and collectively as "Classes").

          4. The amendments set forth in Paragraphs 2 and 3 hereof have been duly advised by the Board of Directors, and duly approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, the Corporation executes these Articles of Amendment on the __________ day of January, 1984.

                                                LIQUIDITY FUND FOR THRIFTS, INC.


                                                By
                                                   ----------------------------



Attest:
       ----------------------------

         I acknowledge this document to be the act of the Corporation, and state that, to the best of my knowledge, information and belief, all matters and facts herein are true in all material respects and that this statement is made under the penalties for perjury. January ___ , 1984




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